JPMorgan Chase Financial Company LLC	June 2024
Pricing Supplement
Registration Statement Nos. 333-270004 and 333-270004-01
Dated June 28, 2024
Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. and International Equities

PLUS Based on the Performance of a Basket of Six Exchange-Traded Funds and One Index due December 30, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The PLUS will pay no interest and do not guarantee any return of your principal at maturity. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to a maximum payment at maturity. However, if the basket has declined in value, at maturity investors will lose 1% for every 1% decline. The PLUS are for investors who seek exposure to an unequally weighted basket of the six exchange-traded funds and one index specified below and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature that applies to a limited range of positive performance of the basket. The PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the PLUS. The investor may lose some or all of the stated principal amount of the PLUS.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Basket:	Basket components	Bloomberg ticker symbol	Basket component weighting
	Shares of the Invesco S&P 500® Equal Weight ETF (the “RSP ETF”)	RSP UP Equity	25.00%
	EURO STOXX 50® Index (the “SX5E Index”)	SX5E Index	15.00%
	Shares of the iShares® MSCI Emerging Markets ETF (the “EEM ETF”)	EEM UP Equity	15.00%
	Shares of the VanEck® Gold Miners ETF (the “GDX ETF”)	GDX UP Equity	15.00%
	Shares of the iShares® Biotechnology ETF (the “IBB ETF”)	IBB UQ Equity	10.00%
	Shares of the SPDR® S&P® Bank ETF (the “KBE ETF”)	KBE UP Equity	10.00%
	Shares of the Energy Select Sector SPDR® Fund (the “XLE ETF”)	XLE UP Equity	10.00%
We refer to the SX5E Index as the underlying index; the RSP ETF, the EEM ETF, the GDX ETF, the IBB ETF, the KBE ETF and the XLE ETF as the ETFs; shares of the RSP ETF, the EEM ETF, the GDX ETF, the IBB ETF, the KBE ETF and the XLE ETF as the ETF Shares; and the underlying index and the ETF Shares collectively as the basket components. Because the RSP ETF makes up 25.00% of the basket, we expect that generally the market value of your PLUS and your payment at maturity will depend significantly on the performance of the RSP ETF.
Aggregate principal amount:	$12,572,000
Payment at maturity:	If the final basket value is greater than the initial basket value, for each $1,000 stated principal amount PLUS,
	$1,000 + leveraged upside payment
	In no event will the payment at maturity exceed the maximum payment at maturity.
	If the final basket value is less than or equal to the initial basket value, for each $1,000 stated principal amount PLUS,
	$1,000 × basket performance factor
	This amount will be less than or equal to the stated principal amount of $1,000 per PLUS.
Leveraged upside payment:	$1,000 × leverage factor × basket percent increase
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the valuation date
Leverage factor:	200%
Basket performance factor:	final basket value / initial basket value
Maximum payment at maturity:	$1,070.00 (107.00% of the stated principal amount) per PLUS.
Stated principal amount:	$1,000 per PLUS
Issue price:	$1,000 per PLUS (see “Commissions and issue price” below)
Pricing date:	June 28, 2024
Original issue date (settlement date):	July 3, 2024
Valuation date*:	December 23, 2024
Maturity date*:	December 30, 2024
CUSIP / ISIN:	48135NLB0 / US48135NLB00
Listing:	The PLUS will not be listed on any securities exchange.
Agent:	J.P. Morgan Securities LLC (“JPMS”)
	Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per PLUS	$1,000.00	$12.50(2)	$982.50
		$5.003)
Total	$12,572,000.00	$220,010.00	$12,351,990.00

(1)	See “Additional Information about the PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $12.50 per $1,000 stated principal amount PLUS it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount PLUS

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of a change-in-law event as described under “General Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement and “Selected Risk Considerations — Risks Relating to the Notes Generally — We May Accelerate Your Notes If a Change-in-Law Event Occurs” in this document

The estimated value of the PLUS on the pricing date was $971.50 per $1,000 stated principal amount PLUS. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document for additional information.

Investing in the PLUS involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.

The PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the PLUS” at the end of this document.

Product supplement no. 4-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

Prospectus addendum dated June 3, 2024: http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Six Exchange-Traded Funds and One Index due December 30, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Basket closing value:

The basket closing value on the valuation date will be calculated as follows:

100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Basket component return:	On the valuation date, the basket component return for each basket component is equal to the index return or share return, as applicable, for that basket component on the valuation date
Index return:	With respect to the underlying index: (final index value – initial index value) initial index value
Initial index value:	With respect to the underlying index, the closing level of the underlying index on the pricing date, which was 4,894.02
Final index value:	With respect to the underlying index, the closing level of the underlying index on the valuation date
Share return:	With respect to each ETF, (final share price – initial share price) initial share price
Initial share price:	With respect to each ETF, the closing price of one applicable ETF Share on the pricing date, which was $164.28 for the Invesco S&P 500® Equal Weight ETF, $42.59 for the iShares® MSCI Emerging Markets ETF, $33.93 for the VanEck® Gold Miners ETF, $137.26 for the iShares® Biotechnology ETF, $46.39 for the SPDR® S&P® Bank ETF and $91.15 for the Energy Select Sector SPDR® Fund
Final share price:	With respect to each ETF, the closing price of one applicable ETF Share on the valuation date
Share adjustment factor:	The share adjustment factor is referenced in determining the closing price of one applicable ETF Share and is set initially at 1.0 on the pricing date. With respect to each ETF, the share adjustment factor is subject to adjustment in the event of certain events affecting the ETF Shares. See “The Underlyings — Funds — Anti-Dilution Adjustments” in the accompanying product supplement.

June 2024	Page 2

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Six Exchange-Traded Funds and One Index due December 30, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

Principal at Risk Securities

The PLUS Based on the Performance of a Basket of Six Exchange-Traded Funds and One Index due December 30, 2024 (the “PLUS”) can be used:

▪	As an alternative to direct exposure to the basket components that enhances returns for a certain range of positive performance of the basket.
▪	To potentially achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.

The PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	Approximately 6 months
Leverage factor:	200%
Maximum payment at maturity:	$1,070.00 (107.00% of the stated principal amount) per PLUS
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the PLUS.
Basket component weightings:	25.00% for the RSP ETF, 15.00% for the SX5E Index, 15.00% for the EEM ETF, 15.00% for the GDX ETF, 10.00% for the IBB ETF, 10.00% for the KBE ETF and 10.00% for the XLE ETF

Supplemental Terms of the PLUS

For purposes of the accompanying product supplement, each underlying index is an “Index” and each ETF is a “Fund.”

Any values of the underlying basket components, and any values derived therefrom, included in this document may be corrected, in the event of manifest error or inconsistency, by amendment of this document and the corresponding terms of the PLUS. Notwithstanding anything to the contrary in the indenture governing the PLUS, that amendment will become effective without consent of the holders of the PLUS or any other party.

June 2024	Page 3

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Six Exchange-Traded Funds and One Index due December 30, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

PLUS offer leveraged exposure to an underlying asset, which may be equities, commodities and/or currencies, without any protection against negative performance of the underlying asset. If the underlying asset has decreased in value, investors are fully exposed to the negative performance of the underlying asset. At maturity, if the underlying asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the underlying asset has depreciated, the investor will lose 1% for every 1% decline. Investors may lose some or all of the stated principal amount of the PLUS.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the basket.
Upside Scenario	The final basket value is greater than the initial basket value and, at maturity, the PLUS pay the stated principal amount of $1,000 plus a return equal to 200% of the basket percent increase, subject to the maximum payment at maturity of $1,070.00 (107.00% of the stated principal amount) per PLUS.
Par Scenario	The final basket value is equal to the initial basket value and, at maturity, the PLUS pay the stated principal amount of $1,000 per PLUS.
Downside Scenario	The final basket value is less than the initial basket value and, at maturity, the PLUS pay an amount that is less than the stated principal amount. This decrease will be by an amount that is proportionate to the percentage decline of the final basket value from the initial basket value. (Example: if the basket decreases in value by 30%, the PLUS will pay an amount that is less than the stated principal amount by 30%, or $700.00 per PLUS.)

June 2024	Page 4

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Six Exchange-Traded Funds and One Index due December 30, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$1,000 per PLUS
Leverage factor:	200%
Maximum payment at maturity:	$1,070.00 (107.00% of the stated principal amount) per PLUS

PLUS Payoff Diagram

The PLUS
The Basket
$1,070.00 Maximum Payment at Maturity
PLUS Zone
$1,000 Stated Principal Amount
3.50%
7.00%
$1,200
$1,100
$1,000
$900
$800
$700
Payment at Maturity on the PLUS
-30%
-20%
-10%
0%
10%
20%
30%
Percentage Change in the Basket

How it works

▪	Upside Scenario. If the final basket value is greater than the initial basket value, for each $1,000 principal amount PLUS investors will receive the $1,000 stated principal amount plus a return equal to 200% of the appreciation of the basket over the term of the PLUS, subject to the maximum payment at maturity. Under the terms of the PLUS, an investor will realize the maximum payment at maturity at a final basket value of 103.50% of the initial basket value.
▪	Par Scenario. If the final basket value is equal to the initial basket value, investors will receive the stated principal amount of $1,000 per PLUS.
▪	Downside Scenario. If the final basket value is less than the initial basket value, investors will receive an amount that is less than the stated principal amount by an amount proportionate to the percentage decrease of the final basket value from the initial basket value.
▪	For example, if the basket depreciates 50%, investors will lose 50% of their principal and receive only $500 per PLUS at maturity, or 50% of the stated principal amount.

The hypothetical returns and hypothetical payments on the PLUS shown above apply only if you hold the PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

June 2024	Page 5

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Six Exchange-Traded Funds and One Index due December 30, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Payouts on the PLUS at Maturity

Below are three examples of how to calculate the payment at maturity based on the hypothetical component values in the respective tables below. The following hypothetical examples are provided for illustrative purposes only. Actual results may vary. For purposes of the following examples, (i) an “initial component value” means the initial index value of the underlying index or the initial share price of an ETF, as applicable, and (ii) a “final component value” means the final index value of the underlying index or the final share price of an ETF, as applicable. The hypothetical initial component value of each basket component of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual initial component value of any basket component. The actual initial index value of the underlying index will be the closing level of the underlying index on the pricing date and will be provided in the pricing supplement. The actual initial share price of each ETF will be the closing price of one applicable ETF Share on the pricing date and will be provided in the pricing supplement. For historical data regarding the actual closing levels of the underlying index and the actual closing prices of each applicable ETF Share, please see the historical information set forth under “Basket Overview” in this pricing supplement.

Example 1:  The final basket value is greater than the initial basket value, and the payment at maturity is less than the hypothetical maximum payment at maturity.

Basket component	Weight in Basket	Hypothetical initial component value	Hypothetical final component value	Basket component return
RSP Shares	25.00%	$100.00	$102.50	+2.50%
SX5E Index	15.00%	100.00	102.50	+2.50%
EEM Shares	15.00%	$100.00	$102.50	+2.50%
GDX Shares	15.00%	$100.00	$102.50	+2.50%
IBB Shares	10.00%	$100.00	$102.50	+2.50%
KBE Shares	10.00%	$100.00	$102.50	+2.50%
XLE Shares	10.00%	$100.00	$102.50	+2.50%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Using the hypothetical values above, the sum of the basket component return of each basket component times the basket component weighting of that basket component:

[($102.50 – $100.00) / $100.00] × 25.00% = 0.625%
[(102.50 –100.00) / 100.00] × 15.00% = 0.375%
[($102.50 – $100.00) / $100.00] × 15.00% = 0.375%
[($102.50 – $100.00) / $100.00] × 15.00% = 0.375%
[($102.50 – $100.00) / $100.00] × 10.00% = 0.250%
[($102.50 – $100.00) / $100.00] × 10.00% = 0.250%
[($102.50 – $100.00) / $100.00] × 10.00% = 0.250%
0.625% + 0.375%+ 0.375%+ 0.375% + 0.250% + 0.250% + 0.250% = 2.50%

Final basket value	=	100 × (1 + 2.50%), which equals 102.50

Basket percent increase	=	(102.50 – 100) / 100, which equals 2.50%

The payment at maturity per PLUS will equal $1,000 plus the leveraged upside payment, subject to the maximum payment at maturity. The leveraged upside payment will equal (i) $1,000 times (ii) the leverage factor times (iii) the basket percent increase, or:

$1,000 × 200% × 2.50% = $50.00

Because this amount would not result in a payment at maturity that would exceed the hypothetical maximum payment at maturity of $1,070.00 per PLUS, the payment at maturity will equal $1,000 plus the leveraged upside payment, or:

$1,000 + $50.00 = $1,050.00

June 2024	Page 6

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Six Exchange-Traded Funds and One Index due December 30, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Example 2: The final basket value is greater than the initial basket value, and the payment at maturity is equal to the hypothetical maximum payment at maturity.

Basket component	Weight in Basket	Hypothetical initial component value	Hypothetical final component value	Basket component return
RSP Shares	25.00%	$100.00	$130.00	+30.00%
SX5E Index	15.00%	100.00	130.00	+30.00%
EEM Shares	15.00%	$100.00	$130.00	+30.00%
GDX Shares	15.00%	$100.00	$130.00	+30.00%
IBB Shares	10.00%	$100.00	$130.00	+30.00%
KBE Shares	10.00%	$100.00	$130.00	+30.00%
XLE Shares	10.00%	$100.00	$130.00	+30.00%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Using the hypothetical values above, the sum of the basket component return of each basket component times the basket component weighting of that basket component:

[($130.00 – $100.00) / $100.00] × 25.00% = 7.50%
[(130.00 – 100.00) / 100.00] × 15.00% = 4.50%
[($130.00 – $100.00) / $100.00] × 15.00% = 4.50%
[($130.00 – $100.00) / $100.00] × 15.00% = 4.50%
[($130.00 – $100.00) / $100.00] × 10.00% = 3.00%
[($130.00 – $100.00) / $100.00] × 10.00% = 3.00%
[($130.00 – $100.00) / $100.00] × 10.00% = 3.00%
7.50% + 4.50%+ 4.50%+ 4.50% + 3.00% + 3.00% + 3.00% = 30.00%

Final basket value	=	100 × (1 + 30.00%), which equals 130.00

Basket percent increase	=	(130.00 – 100) / 100, which equals 30.00%

The payment at maturity per PLUS will equal $1,000 plus the leveraged upside payment, subject to the maximum payment at maturity. The leveraged upside payment will equal (i) $1,000 times (ii) the leverage factor times (iii) the basket percent increase, or:

$1,000 × 200% × 30.00% = $1,600.00

Because this amount would result in a payment at maturity that would exceed the hypothetical maximum payment at maturity of $1,070.00 per PLUS, the payment at maturity will equal the hypothetical maximum payment at maturity of $1,070.00 per PLUS.

June 2024	Page 7

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Six Exchange-Traded Funds and One Index due December 30, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Example 3: The final basket value is less than or equal to the initial basket value.

Basket component	Weight in Basket	Hypothetical initial component value	Hypothetical final component value	Basket component return
RSP Shares	25.00%	$100.00	$15.00	-85.00%
SX5E Index	15.00%	100.00	105.00	+5.00%
EEM Shares	15.00%	$100.00	$105.00	+5.00%
GDX Shares	15.00%	$100.00	$105.00	+5.00%
IBB Shares	10.00%	$100.00	$105.00	+5.00%
KBE Shares	10.00%	$100.00	$105.00	+5.00%
XLE Shares	10.00%	$100.00	$105.00	+5.00%

Basket performance factor = final basket value / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Using the hypothetical values above, the sum of the basket component return of each basket component times the basket component weighting of that basket component:

[($15.00 – $100.00) / $100.00] × 25.00% = -21.250%
[(105.00 –100.00) / 100.00] × 15.00% = 0.750%
[($105.00 – $100.00) / $100.00] × 15.00% = 0.750%
[($105.00 – $100.00) / $100.00] × 15.00% = 0.750%
[($105.00 – $100.00) / $100.00] × 10.00% = 0.500%
[($105.00 – $100.00) / $100.00] × 10.00% = 0.500%
[($105.00 – $100.00) / $100.00] × 10.00% = 0.500%
-21.250% + 0.750%+ 0.750%+ 0.750% + 0.500% + 0.500% + 0.500% = -17.50%

Final basket value	=	100 × (1 + (-17.50%)), which equals 82.50

Basket performance increase	=	82.50 / 100, which equals 82.50%

In the above example, the final component values of all the basket components except for the RSP ETF (with a combined weighting of 75.00% of the basket) are each higher than their respective initial component values, but the final component value of the RSP ETF (with a weighting of 25.00% of the basket) is lower than its initial component value. Accordingly, although the final component values of 75.00% of the basket components (by weight) have increased in value over their respective initial component values, the final component value of the other 25.00% (by weight) of the basket has declined and, because it has declined significantly, its decline more than offsets the increases in the other basket components and, consequently, the basket performance factor is less than 100%.

Because the final basket value is less than or equal to the initial basket value in this example, the payment at maturity per PLUS will equal $1,000 times the basket performance factor; or

$1,000 × 82.50% = $825.00

The payment at maturity per PLUS will be $825.00, which is less than the stated principal amount by an amount that is proportionate to the percentage decline in the basket.

June 2024	Page 8

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Six Exchange-Traded Funds and One Index due December 30, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the PLUS.

Risks Relating to the PLUS Generally

▪	The PLUS do not pay interest or guarantee the return of any principal and your investment in the PLUS may result in a loss. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final basket value is less than the initial basket value, the payment at maturity will be an amount in cash that is less than the stated principal amount of each PLUS by an amount proportionate to the decrease in the value of the basket and may be zero.
▪	The appreciation potential of the PLUS is limited by the maximum payment at maturity. The appreciation potential of the PLUS is limited by the maximum payment at maturity of $1,070.00 (107.00% of the stated principal amount) per PLUS. Because the maximum payment at maturity will be limited to 107.00% of the stated principal amount for the PLUS, any increase in the final basket value by more than 3.50% will not further increase the return on the PLUS.
▪	The PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the PLUS and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the PLUS. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the PLUS as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
▪	Correlation (or lack of correlation) of performances among the basket components may reduce the performance of the basket, and changes in the values of the basket components may offset each other. The PLUS are linked to an unequally weighted basket consisting of the underlying index and the ETFs. Movements and performances of the basket components may or may not be correlated with each other. At a time when the value of one or more of the basket components increases, the values of the other basket components may not increase as much or may decline. Therefore, in calculating the final basket value, increases in the value of one or more of the basket components may be moderated, or more than offset, by the lesser increases or declines in the values of the other basket components. High correlation of movements in the values of the basket components during periods of negative returns could have an adverse effect on your return on your investment. There can be no assurance that the final basket value will be greater than the initial basket value.

June 2024	Page 9

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Six Exchange-Traded Funds and One Index due December 30, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	The basket components are not equally weighted. Because the basket components are not equally weighted, the same percentage change in two of the basket components may have different effects on the basket closing value. For example, because the weighting for the RSP ETF is greater than the weighting for the SX5E Index, a 5% decrease in the value of the RSP ETF will have a greater effect on the basket closing value than a 5% increase in the value of the SX5E Index. Because the RSP ETF makes up 25.00% of the basket, we expect that generally the market value of your PLUS and your payment at maturity will depend significantly on the performance of the RSP ETF. See “Hypothetical Payouts on the PLUS at Maturity — Example 3” in this document.
▪	Secondary trading may be limited. The PLUS will not be listed on a securities exchange. There may be little or no secondary market for the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. JPMS may act as a market maker for the PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the PLUS.
▪	We may accelerate your PLUS in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if a change-in-law event occurs. Upon the announcement or occurrence of legal or regulatory changes that the calculation agent determines are likely to interfere with your or our ability to transact in or hold the PLUS or our ability to hedge or perform our obligations under the PLUS, we may, in our sole and absolute discretion, accelerate the payment on your PLUS and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your PLUS is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement for more information.
▪	The tax consequences of an investment in the PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the PLUS described in “Additional Information about the PLUS ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the PLUS, the timing and character of any income or loss on the PLUS could differ materially and adversely from our description herein.

In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

June 2024	Page 10

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Six Exchange-Traded Funds and One Index due December 30, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the PLUS, including acting as calculation agent and as an agent of the offering of the PLUS, hedging our obligations under the PLUS and making the assumptions used to determine the pricing of the PLUS and the estimated value of the PLUS, which we refer to as the estimated value of the PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the PLUS. The calculation agent will determine the final basket value and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to any basket component, calculation of the final index value of the underlying index in the event of a discontinuation or material change in method of calculation of the underlying index or the calculation of the final share price of any ETF in the event of a discontinuation of an ETF or any anti-dilution adjustments, may affect the payment to you at maturity. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the PLUS and the value of the PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the PLUS could result in substantial returns for us or our affiliates while the value of the PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.
▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the PLUS on or prior to the pricing date and prior to maturity could have adversely affected and may continue to adversely affect the values of the basket components and, as a result, could decrease the amount an investor may receive on the PLUS at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could potentially have affected the initial index value or initial share price, as applicable, of a basket component and, therefore, could potentially increase the value that the final index value or final share price, as applicable, of a basket component must reach before you receive a payment at maturity that exceeds the issue price of the PLUS or so that you do not suffer a loss on your initial investment in the PLUS. Additionally, these hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the final basket value and, accordingly, the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the PLUS declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS

▪	The estimated value of the PLUS is lower than the original issue price (price to public) of the PLUS. The estimated value of the PLUS is only an estimate determined by reference to several factors. The original issue price of the PLUS exceeds the estimated value of the PLUS because costs associated with selling, structuring and hedging the PLUS are included in the original issue price of the PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS and the estimated cost of hedging our obligations under the PLUS. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document.
▪	The estimated value of the PLUS does not represent future values of the PLUS and may differ from others’ estimates. The estimated value of the PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the PLUS that are greater than or less than the estimated value of the PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy the PLUS from you in secondary market transactions. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document.

June 2024	Page 11

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Six Exchange-Traded Funds and One Index due December 30, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	The estimated value of the PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the PLUS as well as the higher issuance, operational and ongoing liability management costs of the PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the PLUS and any secondary market prices of the PLUS. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document.
▪	The value of the PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the PLUS will be partially paid back to you in connection with any repurchases of your PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the PLUS — Secondary market prices of the PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your PLUS during this initial period may be lower than the value of the PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the PLUS will likely be lower than the original issue price of the PLUS. Any secondary market prices of the PLUS will likely be lower than the original issue price of the PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the PLUS. As a result, the price, if any, at which JPMS will be willing to buy PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the PLUS.

The PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your PLUS to maturity. See “— Risks Relating to the PLUS Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the PLUS will be impacted by many economic and market factors. The secondary market price of the PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the values of the basket components, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the basket components;
o	the time to maturity of the PLUS;
o	the dividend rates on the ETF Shares and the equity securities included in or held by the basket components;
o	the actual and expected positive or negative correlation among the basket components, or the actual and expected absence of any such correlation;

June 2024	Page 12

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Six Exchange-Traded Funds and One Index due December 30, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in or held by the ETFs trade and the correlation among those rates and the values of the ETFs;
o	the occurrence of certain events to the ETFs that may or may not require an adjustment to the share adjustment factor; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the PLUS, if any, at which JPMS may be willing to purchase your PLUS in the secondary market.

Risks Relating to the Basket Components

▪	JPMorgan Chase & Co. is currently one of the companies that make up the RSP ETF, the KBE ETF and the indices tracked by them. JPMorgan Chase & Co. is currently one of the companies that make up the RSP ETF, the KBE ETF and the indices tracked by them, each of which we refer to as a reference index. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the RSP ETF, the KBE ETF and their respective reference indices.
▪	Investing in the PLUS is not equivalent to investing in the basket or the basket components. Investing in the PLUS is not equivalent to investing in the basket, the basket components, any component stocks or component commodities. Investors in the PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the ETFs, the stocks that constitute either underlying index or that are held by any ETF or the commodities held by any ETF.
▪	Adjustments to the ETFs or the reference indices could adversely affect the value of the PLUS. Those responsible for calculating and maintaining the ETFs and the reference indices can add, delete or substitute the components of the ETFs or the applicable reference index, or make other methodological changes that could change the value of the ETFs or the applicable reference index. Any of these actions could adversely affect the price of the ETFs and, consequently, the value of the PLUS.
▪	Adjustments to the underlying index could adversely affect the value of the PLUS. The underlying index publisher may discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	There are risks associated with the ETFs. Although each ETF is listed for trading on a national securities exchange and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETFs or that there will be liquidity in the trading market. The ETFs are subject to management risk, which is the risk that the investment strategy of the investment adviser to the ETFs, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the ETFs, and consequently, the value of the PLUS.
▪	The performance and market value of each ETF, particularly during periods of market volatility, may not correlate with the performance of that ETF’s reference index or reference commodity, as applicable, as well as the net asset value per applicable ETF Share. Each ETF that tracks a reference index does not fully replicate its reference index and may hold securities different from those included in its reference index. In addition, the performance of each such ETF will reflect additional transaction costs and fees that are not included in the calculation of its reference index. All of these factors may lead to a lack of correlation between the performance of an ETF that tracks a reference index and that reference index. In addition, corporate actions with respect to the equity securities underlying an ETF (such as mergers and spin-offs) may impact the variance between the performances of that ETF and its reference index. Finally,

June 2024	Page 13

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Six Exchange-Traded Funds and One Index due December 30, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

because the ETF Shares are traded on a securities exchange and are subject to market supply and investor demand, the market value of one ETF Share may differ from the net asset value per ETF Share.

During periods of market volatility, securities underlying each ETF that tracks a reference index may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per ETF Share and the liquidity of that ETF may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem ETF Shares. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell ETF Shares. As a result, under these circumstances, the market value of ETF Shares may vary substantially from the net asset value per ETF Share. For all of the foregoing reasons, the performance of each ETF may not correlate with the performance of its reference index or reference commodity, as applicable, as well as its net asset value per ETF Share, which could materially and adversely affect the value of the PLUS in the secondary market and/or reduce any payment on the PLUS.

▪	There are risks associated with securities issued by non-U.S. companies with respect to the SX5E Index, the EEM ETF, the GDX ETF and the IBB ETF. The equity securities included in the SX5E Index and the EEM ETF and some of the equity securities held by the GDX ETF and the IBB ETF have been issued by non-U.S. companies. Investments in securities linked to the value of any equity securities issued by a non-U.S. company involve risks associated with the home country of that company. The prices of securities issued by non-U.S. companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economy of that country may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. That country may be subjected to different and, in some cases, more adverse economic environments.
▪	The PLUS are not directly exposed to fluctuations in foreign exchange rates with respect to the SX5E Index. The value of your PLUS will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the SX5E Index are based, although any currency fluctuations could affect the performance of the SX5E Index. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the PLUS, you will not receive any additional payment or incur any reduction in any payment on the PLUS.
▪	The PLUS are subject to currency exchange risk with respect to the EEM ETF and the GDX ETF. Because the prices of the non-U.S. equity securities underlying the EEM ETF and the GDX ETF are converted into U.S. dollars for the purposes of calculating the net asset value of those ETF Shares, holders of the PLUS will be exposed to currency exchange rate risk with respect to the currencies in which the non-U.S. securities underlying those ETF Shares are traded. Your net exposure will depend on the extent to which the currencies in which the non-U.S. securities underlying those ETF Shares are traded strengthen or weaken against the U.S. dollar. If the U.S. dollar strengthens against the currencies in which the non-U.S. securities underlying those ETF Shares are traded, the net asset value of those ETF Shares will be adversely affected and the amount we pay you at maturity, if any, may be reduced. Of particular importance to potential currency exchange risk are:
o	existing and expected rates of inflation;
o	existing and expected interest rate levels;
o	the balance of payments in the countries issuing those currencies and the United States and between each country and its major trading partners;
o	political, civil or military unrest in the countries issuing those currencies and the United States; and
o	the extent of government surpluses or deficits in the countries issuing those currencies and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries issuing those currencies and the United States and other countries important to international trade and finance.

June 2024	Page 14

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Six Exchange-Traded Funds and One Index due December 30, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	The PLUS entail emerging markets risk with respect to the EEM ETF. The equity securities underlying the EEM ETF have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
▪	Recent executive orders may adversely affect the performance of the EEM ETF. Pursuant to recent executive orders, U.S. persons are prohibited from engaging in transactions in, or possession of, publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus, or securities that are derivative of, or are designed to provide investment exposure to, those securities. The sponsor of the underlying index for the EEM ETF has recently removed the equity securities of a small number of companies from that underlying index in response to these executive orders and, as a result, these stocks have also been removed from the EEM ETF. If the issuer of any of the equity securities held by the EEM ETF is in the future designated as such a prohibited company, the value of that company may be adversely affected, perhaps significantly, which would adversely affect the performance of the EEM ETF. In addition, under these circumstances, each of the sponsor of the underlying index for the EEM ETF and the EEM ETF is expected to remove the equity securities of that company from that underlying index and the EEM ETF, respectively. Any changes to the composition of the EEM ETF in response to these executive orders could adversely affect the performance of the EEM ETF.
▪	Risks associated with the gold and silver mining industries with respect to the GDX ETF. All or substantially all of the equity securities held by the GDX ETF are issued by companies whose primary line of business is directly associated with the gold and/or silver mining industries. As a result, the value of the PLUS may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than a different investment linked to securities of a more broadly diversified group of issuers. Investments related to gold and silver are considered speculative and are affected by a variety of factors. Competitive pressures may have a significant effect on the financial condition of gold and silver mining companies. Also, gold and silver mining companies are highly dependent on the price of gold and silver bullion, respectively, and may be adversely affected by a variety of worldwide economic, financial and political factors. The price of gold and silver may fluctuate substantially over short periods of time, so the GDX ETF’s share price may be more volatile than other types of investments. Fluctuation in the prices of gold and silver may be due to a number of factors, including changes in inflation, changes in currency exchange rates and changes in industrial and commercial demand for metals (including fabricator demand). Additionally, increased environmental or labor costs may depress the value of metal investments. These factors could affect the gold and silver mining industries and could affect the value of the equity securities held by the GDX ETF and the price of the GDX ETF during the term of the PLUS, which may adversely affect the value of the PLUS.
▪	Risks associated with the biotechnology and pharmaceutical industries with respect to the IBB ETF. All or substantially all of the equity securities held by the IBB ETF are issued by companies whose primary line of business is directly associated with the biotechnology or pharmaceuticals industry. As a result, the value of the PLUS may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers.

Biotechnology companies invest heavily in research and development, which may not necessarily lead to commercially successful products. These companies are also subject to increased governmental regulation, which may delay or inhibit the release of new products. Many biotechnology companies are dependent upon their ability to use and enforce intellectual property rights and patents. Any impairment of these rights may have adverse financial consequences. Biotechnology stocks, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Biotechnology companies can

June 2024	Page 15

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Six Exchange-Traded Funds and One Index due December 30, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

be significantly affected by technological change and obsolescence, product liability lawsuits and consequential high insurance costs.

Pharmaceutical companies are subject to competitive forces that may make it difficult to raise prices of their products and, in fact, may result in price discounting. The profitability of some companies in the pharmaceuticals industry may be dependent on a relatively limited number of products. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the pharmaceuticals industry are subject to government approvals, regulation and reimbursement rates. The process of obtaining government approvals may be long and costly. Many companies in the pharmaceuticals industry are heavily dependent on patents and intellectual property rights. The loss or impairment of these rights may adversely affect the profitability of these companies. Companies in the pharmaceuticals industry may be subject to extensive litigation based on product liability and similar claims.

These factors could affect these industries and could affect the value of the equity securities held by the IBB ETF and the price of the IBB ETF during the term of the PLUS, which may adversely affect the value of your PLUS.

▪	Risks associated with the banking industry with respect to the KBE ETF. All or substantially all of the equity securities held by the KBE ETF are issued by companies whose primary line of business is directly associated with the banking industry. As a result, the value of the PLUS may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. The performance of bank stocks may be affected by extensive governmental regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact banking companies. Banks may also be subject to severe price competition. Competition is high among banking companies and failure to maintain or increase market share may result in lost market share. These factors could affect the banking industry and could affect the value of the equity securities held by the KBE ETF and the price of the KBE ETF during the term of the PLUS, which may adversely affect the value of your PLUS.
▪	Risks associated with the energy sector with respect to the XLE ETF. All or substantially all of the equity securities underlying the XLE ETF are issued by companies whose primary line of business is directly associated with the energy sector. As a result, the value of the PLUS may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility, and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims. These factors could affect the energy sector and could affect the value of the equity securities underlying the XLE ETF and the price of one share of the XLE ETF during the term of the PLUS, which may adversely affect the value of the PLUS.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the PLUS. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the PLUS, any ETF Share or the securities included in or held by any basket component, or engaging in transactions in them, and any such action could adversely affect the value of the PLUS or any basket component. These legislative and regulatory actions could result in restrictions on the PLUS. You may lose a significant portion or all of your initial investment in the PLUS if you are forced to divest the PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the PLUS has declined.

June 2024	Page 16

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Six Exchange-Traded Funds and One Index due December 30, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The anti-dilution protection for the ETFs is limited. The calculation agent will make adjustments to the applicable share adjustment factor for certain events affecting the ETFs. However, the calculation agent will not make an adjustment in response to all events that could affect the ETFs. If an event occurs that does not require the calculation agent to make an adjustment, the value of the PLUS may be materially and adversely affected.

June 2024	Page 17

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Six Exchange-Traded Funds and One Index due December 30, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Basket Overview

The basket is an unequally weighted basket composed of six exchange-traded funds and one index.

Basket Components

The Invesco S&P 500® Equal Weight ETF.  The Invesco S&P 500® Equal Weight ETF is an exchange-traded fund of the Invesco Exchange-Traded Fund Trust, a registered investment company, that seeks to track the investment results, before fees and expenses, of the S&P 500® Equal Weight Index, which we refer to as the reference index with respect to the Invesco S&P 500® Equal Weight ETF. The S&P 500® Equal Weight Index is an equal-weighted version of the S&P 500® Index. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information about the Invesco S&P 500® Equal Weight ETF, see “Fund Descriptions — The Invesco S&P 500® Equal Weight ETF” in the accompanying underlying supplement.

The EURO STOXX 50® Index. The EURO STOXX 50® Index consists of 50 component stocks of market sector leaders from within the Eurozone. For additional information about the EURO STOXX 50® Index, see “Equity Index Descriptions ― The STOXX Benchmark Indices” in the accompanying underlying supplement.

The iShares® MSCI Emerging Markets ETF.  The iShares® MSCI Emerging Markets ETF is an exchange-traded fund of iShares®, Inc. (“iShares®”), a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization emerging market equities, which we refer to as the reference index with respect to the iShares® MSCI Emerging Markets ETF. The reference index with respect to the iShares® MSCI Emerging Markets ETF is currently the MSCI Emerging Markets Index. The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure equity market performance of global emerging markets. For additional information about the iShares® MSCI Emerging Markets ETF, see the information set forth under “Fund Descriptions — The iShares® ETFs” in the accompanying underlying supplement.

The VanEck® Gold Miners ETF. The VanEck® Gold Miners ETF is an exchange-traded fund of the VanEck® ETF Trust, a registered investment company, that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index, which we refer to as the reference index with respect to the VanEck® Gold Miners ETF. The NYSE Arca Gold Miners Index is a modified market capitalization weighted index composed of publicly traded companies involved primarily in the mining of gold or silver. For additional information about the VanEck® Gold Miners ETF, see “Fund Descriptions — The VanEck® ETFs” in the accompanying underlying supplement.

The iShares® Biotechnology ETF. The iShares® Biotechnology ETF is an exchange-traded fund of iShares® Trust, a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of U.S. equities in the biotechnology sector, which we refer to as the reference index with respect to the iShares® Biotechnology ETF. The Underlying Index with respect to the iShares® Biotechnology ETF is currently the ICE Biotechnology Index. The ICE Biotechnology Index is a modified float-adjusted market capitalization-weighted index that tracks the performance of qualifying U.S. listed biotechnology companies that are classified within the biotechnology sub-industry group of the ICE Uniform Sector Classification schema. This includes companies that are engaged in the research and development of therapeutic treatments but are not focused on the commercialization and mass production of pharmaceutical drugs. This also includes companies that are engaged in the production of tools or systems that enable biotechnology processes. For additional information about the iShares® Biotechnology ETF, see “Fund Descriptions — The iShares® ETFs” in the accompanying underlying supplement.

The SPDR® S&P® Bank ETF. The Fund is an exchange-traded fund of the SPDR® Series Trust, a registered investment company, that seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of an index that tracks the performance of publicly traded national money centers and leading regional banks, which we refer to as the reference index with respect to the Fund.  The Underlying Index with respect to the Fund is currently the S&P® Banks Select IndustryTM Index.  The S&P® Banks Select IndustryTM Index is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P Total Market Index: asset management & custody banks (must also meet the North American Industry Classification of depository credit intermediation);

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diversified banks; regional banks; diversified financial services; and commercial & residential mortgage finance.  For additional information about the Fund, see “Fund Descriptions — The SPDR® S&P® Industry ETFs” in the accompanying underlying supplement.

The Energy Select Sector SPDR® Fund. The Energy Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Energy Select Sector Index, which we refer to as the reference index with respect to the Energy Select Sector SPDR® Fund.  The Energy Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® energy sector of the S&P 500® Index, which currently includes companies in the following industries: oil, gas & consumable fuels; and energy equipment & services.  For additional information about the Energy Select Sector SPDR® Fund, see the information set forth under “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.

Basket component information as of June 28, 2024
	Bloomberg Ticker Symbol	Current Value	52 Weeks Ago	52 Week High	52 Week Low	Basket component weighting
The Invesco S&P 500® Equal Weight ETF	RSP	$164.28	$147.18 (on 6/28/2023)	$169.37 (on 3/28/2024)	$133.66 (on 10/27/2023)	25.00%
The EURO STOXX 50® Index	SX5E	4,894.02	4,344.75 (on 6/28/2023)	5,100.90 (on 5/15/2024)	4,014.36 (on 10/27/2023)	15.00%
The iShares® MSCI Emerging Markets ETF	EEM	$42.59	$39.46 (on 6/28/2023)	$43.79 (on 5/17/2024)	$36.53 (on 10/27/2023)	15.00%
The VanEck® Gold Miners ETF	GDX	$33.93	$29.22 (on 6/28/2023)	$37.24 (on 5/20/2024)	$25.78 (on 2/28/2024)	15.00%
The iShares® Biotechnology ETF	IBB	$137.26	$126.25 (on 6/28/2023)	$140.89 (on 2/27/2024)	$112.41 (on 10/27/2023)	10.00%
The SPDR® S&P® Bank ETF	KBE	$46.39	$35.57 (on 6/28/2023)	$47.93 (on 5/17/2024)	$34.50 (on 10/25/2023)	10.00%
The Energy Select Sector SPDR® Fund	XLE	$91.15	$79.73 (on 6/20/2023)	$98.08 (on 4/5/2024)	$79.09 (on 7/6/2023)	10.00%

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Principal at Risk Securities

The following graph is calculated to show the performance of the basket during the period from January 2, 2019 through June 28, 2024, assuming the basket components are weighted as set out above such that the initial basket value was 100 on January 2, 2019 and illustrates the effect of the offset and/or correlation among the basket components during that period. The graph does not take into account the leverage factor on the PLUS or the maximum payment at maturity, nor does it attempt to show your expected return on an investment in the PLUS. You cannot predict the future performance of any basket component or of the basket as a whole, or whether increases in the value of any basket component will be offset by decreases in the values of the other basket components. The historical value performance of the basket and the degree of correlation between the value trends of the basket components (or lack thereof) should not be taken as an indication of its future performance.

Historical Basket Performance January 2, 2019 through June 28, 2024

The following graphs set forth the official daily values for each of the basket components for the period from January 2, 2019 through June 28, 2024. The related tables set forth the published high and low, as well as end-of-quarter, values for each respective basket component for each quarter in the same period. We obtained the closing value information above and the information in the tables and graphs from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical values and historical performance of the basket components should not be taken as an indication of future performance, and no assurance can be given as to the component values and basket closing value on the valuation date. There can be no assurance that the basket will appreciate over the term of the PLUS so that you do not suffer a loss on your initial investment in the PLUS.

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Historical Performance of the Invesco S&P 500® Equal Weight ETF January 2, 2019 through June 28, 2024

Invesco S&P 500® Equal Weight ETF	High	Low	Period End
2019
First Quarter	$104.84	$89.68	$104.44
Second Quarter	$108.19	$100.69	$107.80
Third Quarter	$110.18	$102.40	$108.08
Fourth Quarter	$115.93	$103.92	$115.72
2020
First Quarter	$118.71	$71.66	$84.02
Second Quarter	$113.09	$79.83	$101.76
Third Quarter	$113.96	$100.38	$108.11
Fourth Quarter	$127.54	$106.78	$127.54
2021
First Quarter	$142.80	$125.70	$141.66
Second Quarter	$152.26	$143.08	$150.73
Third Quarter	$157.39	$146.61	$149.82
Fourth Quarter	$163.01	$150.88	$162.75
2022
First Quarter	$164.20	$148.26	$157.71
Second Quarter	$158.96	$130.84	$134.23
Third Quarter	$152.39	$127.28	$127.28
Fourth Quarter	$149.03	$128.02	$141.25
2023
First Quarter	$154.96	$137.35	$144.62
Second Quarter	$149.64	$139.61	$149.64
Third Quarter	$155.00	$141.04	$141.69
Fourth Quarter	$158.41	$133.66	$157.80
2024
First Quarter	$169.37	$153.84	$169.37
Second Quarter (through June 28, 2024)	$168.37	$159.21	$164.28

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Historical Performance of the EURO STOXX 50® Index January 2, 2019 through June 28, 2024

License Agreement. The EURO STOXX 50® Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The securities based on the EURO STOXX 50® Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither Stoxx Limited nor any of its Licensors shall have any liability with respect thereto. See “Equity Index Descriptions — The STOXX Benchmark Indices — License Agreement” in the accompanying underlying supplement.

EURO STOXX 50® Index	High	Low	Period End
2019
First Quarter	3,409.00	2,954.66	3,351.71
Second Quarter	3,514.62	3,280.43	3,473.69
Third Quarter	3,571.39	3,282.78	3,569.45
Fourth Quarter	3,782.27	3,413.31	3,745.15
2020
First Quarter	3,865.18	2,385.82	2,786.90
Second Quarter	3,384.29	2,662.99	3,234.07
Third Quarter	3,405.35	3,137.06	3,193.61
Fourth Quarter	3,581.37	2,958.21	3,552.64
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter	4,392.15	3,505.29	3,902.52
Second Quarter	3,951.12	3,427.91	3,454.86
Third Quarter	3,805.22	3,279.04	3,318.20
Fourth Quarter	3,986.83	3,331.53	3,793.62
2023
First Quarter	4,315.05	3,856.09	4,315.05
Second Quarter	4,408.59	4,218.04	4,399.09
Third Quarter	4,471.31	4,129.18	4,174.66
Fourth Quarter	4,549.44	4,014.36	4,521.44
2024
First Quarter	5,083.42	4,403.08	5,083.42
Second Quarter (through June 28, 2024)	5,100.90	4,839.14	4,894.02

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Historical Performance of the iShares® MSCI Emerging Markets ETF January 2, 2019 through June 28, 2024

iShares® MSCI Emerging Markets ETF	High	Low	Period End
2019
First Quarter	$43.71	$38.45	$42.92
Second Quarter	$44.59	$39.91	$42.91
Third Quarter	$43.42	$38.74	$40.87
Fourth Quarter	$45.07	$40.27	$44.87
2020
First Quarter	$46.30	$30.61	$34.13
Second Quarter	$41.19	$32.67	$39.99
Third Quarter	$45.55	$40.44	$44.09
Fourth Quarter	$51.70	$43.99	$51.67
2021
First Quarter	$57.96	$51.68	$53.34
Second Quarter	$56.09	$52.01	$55.15
Third Quarter	$54.84	$49.50	$50.38
Fourth Quarter	$52.50	$47.44	$48.85
2022
First Quarter	$50.85	$41.54	$45.15
Second Quarter	$46.71	$39.40	$40.10
Third Quarter	$41.05	$34.88	$34.88
Fourth Quarter	$39.54	$33.93	$37.90
2023
First Quarter	$42.50	$37.27	$39.46
Second Quarter	$41.02	$38.19	$39.56
Third Quarter	$41.95	$37.76	$37.95
Fourth Quarter	$40.30	$36.53	$40.21
2024
First Quarter	$41.36	$37.68	$41.08
Second Quarter (through June 28, 2024)	$43.79	$39.71	$42.59

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Historical Performance of the VanEck® Gold Miners ETF January 2, 2019 through June 28, 2024

VanEck® Gold Miners ETF	High	Low	Period End
2019
First Quarter	$23.36	$20.31	$22.42
Second Quarter	$26.17	$20.17	$25.56
Third Quarter	$30.95	$24.58	$26.71
Fourth Quarter	$29.49	$26.19	$29.28
2020
First Quarter	$31.05	$19.00	$23.04
Second Quarter	$37.21	$24.03	$36.68
Third Quarter	$44.53	$36.17	$39.16
Fourth Quarter	$41.42	$33.42	$36.02
2021
First Quarter	$38.51	$30.90	$32.50
Second Quarter	$39.68	$33.60	$33.98
Third Quarter	$35.09	$28.91	$29.47
Fourth Quarter	$34.90	$29.33	$32.03
2022
First Quarter	$38.91	$29.30	$38.35
Second Quarter	$40.87	$27.38	$27.38
Third Quarter	$28.16	$21.86	$24.12
Fourth Quarter	$30.04	$22.68	$28.66
2023
First Quarter	$33.27	$26.68	$32.35
Second Quarter	$35.87	$29.22	$30.11
Third Quarter	$32.63	$26.91	$26.91
Fourth Quarter	$31.98	$25.91	$31.01
2024
First Quarter	$31.62	$25.78	$31.62
Second Quarter (through June 28, 2024)	$37.24	$32.03	$33.93

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Historical Performance of the iShares® Biotechnology ETF January 2, 2019 through June 28, 2024

iShares® Biotechnology ETF	High	Low	Period End
2019
First Quarter	$115.11	$97.50	$111.80
Second Quarter	$114.93	$99.98	$109.10
Third Quarter	$110.93	$99.30	$99.50
Fourth Quarter	$123.50	$97.24	$120.51
2020
First Quarter	$123.48	$94.39	$107.74
Second Quarter	$138.65	$103.79	$136.69
Third Quarter	$145.80	$126.88	$135.41
Fourth Quarter	$157.31	$130.38	$151.49
2021
First Quarter	$172.60	$146.68	$150.56
Second Quarter	$163.65	$146.13	$163.65
Third Quarter	$176.21	$158.89	$161.68
Fourth Quarter	$164.78	$145.27	$152.62
2022
First Quarter	$152.37	$119.60	$130.30
Second Quarter	$134.76	$105.82	$117.63
Third Quarter	$134.82	$113.42	$116.96
Fourth Quarter	$138.43	$117.58	$131.29
2023
First Quarter	$137.23	$121.97	$129.16
Second Quarter	$133.58	$125.53	$126.96
Third Quarter	$131.47	$122.27	$122.29
Fourth Quarter	$137.03	$112.41	$135.85
2024
First Quarter	$140.89	$132.30	$137.22
Second Quarter (through June 28, 2024)	$139.96	$124.64	$137.26

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Historical Performance of the SPDR® S&P® Bank ETF January 2, 2019 through June 28, 2024

SPDR® S&P® Bank ETF	High	Low	Period End
2019
First Quarter	$45.72	$37.71	$41.77
Second Quarter	$46.01	$40.94	$43.36
Third Quarter	$44.97	$39.50	$43.16
Fourth Quarter	$48.02	$41.05	$47.29
2020
First Quarter	$47.39	$23.13	$26.96
Second Quarter	$37.85	$24.45	$31.54
Third Quarter	$33.84	$28.21	$29.45
Fourth Quarter	$41.82	$29.74	$41.82
2021
First Quarter	$55.06	$41.41	$51.88
Second Quarter	$55.46	$49.93	$51.32
Third Quarter	$53.65	$47.20	$52.91
Fourth Quarter	$57.89	$51.57	$54.56
2022
First Quarter	$60.41	$51.35	$52.35
Second Quarter	$51.88	$42.82	$43.88
Third Quarter	$52.32	$43.11	$44.29
Fourth Quarter	$49.99	$43.77	$45.15
2023
First Quarter	$50.43	$35.12	$37.07
Second Quarter	$38.23	$31.90	$36.00
Third Quarter	$42.33	$35.66	$36.85
Fourth Quarter	$47.03	$34.50	$46.02
2024
First Quarter	$47.10	$42.85	$47.10
Second Quarter (through June 28, 2024)	$47.93	$43.05	$46.39

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Historical Performance of the Energy Select Sector SPDR® Fund January 2, 2019 through June 28, 2024

Energy Select Sector SPDR® Fund	High	Low	Period End
2019
First Quarter	$67.29	$57.90	$66.12
Second Quarter	$68.61	$58.77	$63.71
Third Quarter	$64.44	$55.85	$59.20
Fourth Quarter	$61.99	$55.90	$60.04
2020
First Quarter	$60.87	$23.57	$29.06
Second Quarter	$46.86	$27.62	$37.85
Third Quarter	$38.58	$29.95	$29.95
Fourth Quarter	$41.60	$27.71	$37.90
2021
First Quarter	$53.57	$37.96	$49.06
Second Quarter	$56.19	$47.07	$53.87
Third Quarter	$54.81	$45.79	$52.09
Fourth Quarter	$59.14	$53.01	$55.50
2022
First Quarter	$78.75	$57.22	$76.44
Second Quarter	$92.28	$70.66	$71.51
Third Quarter	$84.09	$67.49	$72.02
Fourth Quarter	$94.08	$76.09	$87.47
2023
First Quarter	$93.11	$76.97	$82.83
Second Quarter	$87.23	$76.59	$81.17
Third Quarter	$93.36	$79.09	$90.39
Fourth Quarter	$91.96	$81.20	$83.84
2024
First Quarter	$94.41	$79.91	$94.41
Second Quarter (through June 28, 2024)	$98.08	$88.04	$91.15

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Additional Information about the PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 1 PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the PLUS:

The estimated value of the PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the PLUS. The estimated value of the PLUS does not represent a minimum price at which JPMS would be willing to buy your PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the PLUS as well as the higher issuance, operational and ongoing liability management costs of the PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the PLUS and any secondary market prices of the PLUS. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The estimated value of the PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The estimated value of the PLUS does not represent future values of the PLUS and may differ from others’ estimates” in this document.

The estimated value of the PLUS is lower than the original issue price of the PLUS because costs associated with selling, structuring and hedging the PLUS are included in the original issue price of the PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS and the estimated cost of hedging our obligations under the PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the PLUS may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The estimated value of the PLUS is lower than the original issue price (price to public) of the PLUS” in this document.

Secondary market prices of the PLUS:	For information about factors that will impact any secondary market prices of the PLUS, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS —Secondary market prices of the PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the PLUS will be partially paid back to you in connection with any repurchases of your PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the PLUS. The length of any such initial period reflects the structure of the PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the

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estimated costs of hedging the PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The value of the PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the PLUS.

Based on current market conditions, in the opinion of our special tax counsel, your PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your PLUS should be treated as short-term capital gain or loss, whether or not you are an initial purchaser of the PLUS at the issue price. However, the IRS or a court may not respect this treatment of the PLUS, in which case the timing and character of any income or loss on the PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether investors in short-term instruments should be required to accrue income. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the PLUS with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the PLUS.

Supplemental use of proceeds and hedging:

The PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the PLUS. See “How the PLUS Work” in this document for an illustration of the risk-return profile of the PLUS and “Basket Overview” in this document for a description of the market exposure provided by the PLUS.

The original issue price of the PLUS is equal to the estimated value of the PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS, plus the estimated cost of hedging our obligations under the PLUS.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Six Exchange-Traded Funds and One Index due December 30, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

our other affiliates or unaffiliated counterparties in connection with the sale of the PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.
Validity of the PLUS and the guarantee:

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the PLUS offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such PLUS (the “master note”), and such PLUS have been delivered against payment as contemplated herein, such PLUS will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2023.

Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these PLUS are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 4-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

• Underlying supplement no. 1-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

• Prospectus supplement and prospectus, each dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

• Prospectus addendum dated June 3, 2024:

http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley

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